SECOND AMENDED CURRENT REPORT ON FORM 8-K

                  SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

                              FORM 8-K-A2


                    SECOND AMENDED CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                           November 28, 1997
                           -----------------
                            Date of Report
                  (Date of Earliest Event Reported)

                      GOLDEN PANTHER RESOURCES, LTD.
                      ------------------------------
       (Exact Name of Registrant as Specified in its Charter)

    Nevada                33-2150-LA             95-3932052
    ------                ----------             ----------
(State or other     (Commission File No.)   (IRS Employer I.D. No.)
 Jurisdiction)

                      #211, 1111 Hastings Street
                       Vancouver, Canada  V6E2J3
                       -------------------------
                 (Address of Principal Executive Offices)

                             (604)689-5377
                             -------------
                       Registrant's Telephone Number


                                   N/A
                                   ---
        (Former Name or Former Address if changed Since Last Report)

Item 1.  Changes in Control of Registrant.

         None; not applicable.

Item 2.  Acquisition or Disposition of Assets.

         None; not applicable.

Item 3.  Bankruptcy or Receivership.

         None; not applicable.

Item 4.  Changes in Registrant's Certifying Accountant.

         None; not applicable.

Item 5.  Other Events.

         None; not applicable.

Item 6.  Resignations of Directors and Executive Officers.

         None; not applicable.

Item 7.  Financial Statements and Exhibits.

         (a)  Financial Statements of Businesses Acquired.

              Minera Humaya S.A. de C.V.
              December 31, 1996 and 1995
              --------------------------

            Independent Auditor's Report

            Balance Sheet

            Statement of Operations

            Statement of Stockholders' Equity

            Statement of Cash Flows

              Notes to the Financial Statements

         (b)  Pro Forma Financial Information.

              None; not applicable.

         (c)  Exhibits.

                                                       Exhibit
Description of Exhibit*                                Number
----------------------                                 ------

         None; not applicable.

Item 8.  Change in Fiscal Year.

         None; not applicable.

Item 9.  Sales of Equity Securities Pursuant to Regulation S.

        None; not applicable.




                                SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              GOLDEN PANTHER RESOURCES, LTD.

Date:                         By:
     --------------              ------------------------------
                                 Gordon J. Muir
                                 CEO and Chairman of the Board of Directors

                     MINERA HUMAYA S.A. de C.V.

                       FINANCIAL STATEMENTS

                    DECEMBER 31, 1996 AND 1995

                   INDEPENDENT AUDITORS' REPORT



To the Board of Directors
Minera Humaya S.A. de C.V.
Sinaloa, Mexico


We have audited the accompanying balance sheet of Minera Humaya S.A. de C.V. as of December 31, 1996 and the related statements of operations, cash flows and stockholders' equity for the years ended December 31, 1996 and 1995.
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects the financial position of Minera Humaya S.A. de C.V. as of December 31, 1996 and the results of its operations and its cash flows for the years ended December 31, 1996 and 1995 in conformity with generally accepted accounting principles.

/s/Jones, Jensen & Company
Jones, Jensen & Company
February 11, 1998

                    MINERA HUMAYA S.A. de C.V.
                          Balance Sheets

                              ASSETS

                                                           December 31,
                                                                1996
CURRENT ASSETS

  Accounts receivable                              $               49,144
  Deposits                                                          1,576

     Total Current Assets                                         50,720

PROPERTY AND EQUIPMENT

  Buildings                                                       105,344
  Furniture and office equipment                                   58,108
  Field equipment                                                392,250
  Vehicles                                                        160,392
  Less - accumulated depreciation                               (178,318)
  Construction in progress                                         25,387

     Total Property and Equipment                                 563,163

     TOTAL ASSETS                                         $       613,883

               LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

 Cash overdraft                                          $       148,399
 Accounts payable and accrued expenses                           229,368
 Notes payable - short term                                        5,581

     Total Current Liabilities                                   383,348

STOCKHOLDERS' EQUITY

 Common stock, 940,000 shares issued and outstanding             120,775
 Additional paid-in capital                                       54,625
 Accumulated deficit                                            (113,724)
 Foreign exchange translation reserve                            168,859

     Total Stockholders' Equity                                  230,535

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY         $        613,883

                    MINERA HUMAYA S.A. de C.V.
                     Statements of Operations

                              For the Years Ended December 31,
                                  1996              1995
REVENUES

  Operating revenue            $ 1,762,000         $ 2,363,046

     Total Revenues              1,762,000           2,363,046

OPERATING COSTS

  Cost of goods sold             1,208,486           1,627,768
  Depreciation                      69,498              70,634
  General and administrative       320,326             457,867

     Total Operating Costs       1,598,310           2,156,269

PROFIT FROM OPERATIONS             163,690             206,777

OTHER INCOME (EXPENSE)

  Interest and other income          1,921               1,209
  Interest expense                 (26,124)            (66,594)
  Other expenses                   (29,258)               (216)

     Total Other Income (Expense)  (53,461)            (65,601)
NET PROFIT (LOSS) BEFORE TAXES     110,229             141,176

INCOME TAX EXPENSE                  11,914               84,820

NET INCOME                       $  98,315           $  56,356

EARNINGS PER SHARE               $    0.15           $    0.28

WEIGHTED AVERAGE NUMBER OF COMMON
 SHARES OUTSTANDING                665,000             200,000

                        MINERA HUMAYA S.A. de C.V.
                    Statements of Stockholders' Equity
                                                  Additional
                               Common Stock         Paid-In     Accumulated
                             Shares     Amount       Capital       Deficit
Balance,
 December 31, 1994          10,000      $ 2,000     $ 45,000   $ (268,395)

Issuance of shares by
 capitalization
 of reserves and cash      380,000       49,000      (45,000)         -

Net income for the year
 ended December 31, 1995       -            -             -        56,356

Balance,
 December 31, 1995         390,000       51,000           -      (212,039)

Issuance of shares for
 cash                      550,000       69,775        54,625         -

Net income for the year
 ended December 31, 1996       -            -              -       98,315

Balance,
 December 31, 1996         940,000   $  120,775     $   54,625  $(113,724)

                    MINERA HUMAYA S.A. de C.V.
                     Statements of Cash Flows
                                       For the Years  Ended December 31,
                                           1996              1995
CASH FLOWS FROM OPERATING ACTIVITIES

  Net income                             $ 98,315          $ 56,356
  Adjustments to reconcile net profit
   to net cash used in operating
   activities:
    Depreciation and amortization         69,498             70,634
  Changes in assets and liabilities:
    Accounts receivable                   12,749            (9,635)
    Deposits                                  43             1,538
    Accounts payable and accrued
     expenses                           (245,405)          (24,945)

       Net Cash Provided by (Used From)
         Operating Activities             (64,800)           93,948

CASH FLOWS FROM INVESTING ACTIVITIES

  Purchase of property and equipment      (82,013)          (8,273)

     Net Cash Used by
       Investing Activities                (82,013)         (8,273)

CASH FLOWS FROM FINANCING ACTIVITIES

  Issuance of common stock for cash        124,400           4,000
  Payments on notes payable                (53,940)        (95,402)

     Net Cash Provided (Used by)
      Financing Activities                  70,460         (91,402)

NET INCREASE (DECREASE) IN CASH            (76,353)          (5,727)

CASH, BEGINNING OF YEAR                    (72,046)        (66,319)

CASH, END OF YEAR                     $   (148,399)     $  (72,046)

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

  Cash paid during the year for:
    Income taxes                      $      11,914      $   84,820
    Interest                          $      26,124      $   66,594

                     MINERA HUMAYA S.A. de C.V.
                  Notes to the Financial Statements
                     December 31, 1996 and 1995


NOTE  1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

       Minera Humaya S.A. de C.V. (the Company) was incorporated under the laws of Mexico. The Company operates as a mineral resource company actively engaged in the operation, acquisition and exploration of mineral properties containing gold, silver, copper and other metals.

NOTE  2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       a.  Accounting Method

       The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year end.

       b.  Cash and Cash Equivalents

       The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

       c.  Mineral Properties

       Costs of acquiring, exploring and developing mineral properties are capitalized by project area. Costs to maintain the mining mineral rights and leases are expensed as incurred. When a property reaches the production stage, the related capitalized costs will be amortized, using the units of production method on the basis of periodic estimates of ore reserves. Mineral properties are assessed at least annually to determine if a property has been disproved or should be abandoned based on other economic factors. The assessment is based on the Company's evaluation of the geological information gathered on the property and management's evaluation of the property's future expectation of profitability. Should a property be disproved or abandoned, its capitalized costs are charged to operations.

       d.  Property and Equipment

       Property and equipment are recorded at cost. Major additions and improvements are capitalized, while minor replacements, maintenance and repairs that do not increase the useful life of the assets are expensed as incurred.

       Depreciation of property and equipment is determined using the straight-line method over the expected useful lives of the assets as follows:

                          Description                         Useful Lives
                          Furniture and office equipment        4-10 years
                          Field equipment                       10 years
                          Vehicles                              4 years
                          Buildings                             50 years

       e.  Earnings Per Common Share

       Earnings per common share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

       f.  Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       g.  Concentrations of Risk

       Since the Company is a Mexican company whose financial statements must be translated into U.S. Dollars to conform with the requirements of the Securities and Exchange Commission, major changes in the currency exchange rate between Mexican Pesos and U.S. Dollars may have a significant impact on operations of the Company. Although the Company does not anticipate the currency exchange rate to be significantly different over the next 12 months, no such assurances can be given.

       Accounts Receivable

       Credit losses, if any, have been provided for in the financial statements and are based on management's expectations. The Company's accounts receivable are subject to potential concentrations of credit risk. The Company does not believe that it is subject to any unusual, or significant risks in the normal course of its business.

       Customers

       The Company currently sells 100% of its ore concentrates to one customer. Management believes that other customers are available to purchase the ore concentrates.

NOTE 3 - RELATED PARTY TRANSACTIONS

       The Company has received non-interest bearing advances from shareholders and companies whose shareholders and officers are also shareholders and officers of the Company. As of December 31, 1996, $79,998 was due from the Company as a result of these advances.

NOTE 4 -  INCOME TAX MATTERS

       The provision for income taxes for the year ended December 31, 1996 consisted of the following:

                                                          December 31,
                                                           1996

       Current income taxes                        $             11,914
       Deferred income taxes                                        -

       Total income tax expense                    $             11,914

NOTE 5 - SUBSEQUENT EVENTS

       Subsequent to December 31, 1996, the Company entered into an agreement whereby it was acquired by Golden Panther Resources, Ltd. of Vancouver, B.C. Canada.